FOR IMMEDIATE RELEASE	TSX Venture Exchange Symbol: SDZ
OTCQB: SDEV

SDI Announces Listing on the CSE and Proposed Delisting from the TSX-V

Wakefield, Massachusetts, October 15, 2018 – Security Devices International Inc. (TSX-V: SDZ) (OTCQB: SDEV) (“SDI” or the “Company) announces that its common shares will be listed on the Canadian Securities Exchange (“CSE”) commencing at the open of trading on Monday October 15, 2018. The Company’s trading symbol “SDZ” will remain the same. It is the Company’s intention to delist from the TSX-V during the week of October 15, 2018.

About Security Devices International Inc.:

SDI is a technology company specializing in the areas of Personal Security Devices, Military, Law Enforcement, Corrections, and Private Security. The Company develops and manufactures innovative, less lethal equipment and munitions.

Certain statements contained in this News Release constitute forward-looking statements. When used in this document, the words “may”, “would”, “could”, “will” and similar expressions, as they relate to SDI or its management are intended to identify forward-looking statements. Such statements reflect SDI’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Many factors could cause SDI’s actual performance or achievements to vary from those described herein. Should one or more of these factors or uncertainties materialize, or should assumptions underlying forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. SDI does not assume any obligation to update these forward-looking statements, except as required by law.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the content of this release.

For additional information contact:
Paul Jensen, CEO
Tel. 978-868-5011
www.securitydii.com